EXHIBIT 10.1

Execution Copy

PURCHASE AGREEMENT

AGREEMENT made as of the 11th day of February, 2008 by and between PREMIER P.E.T. IMAGING INTERNATIONAL, INC., a Delaware corporation with offices at 4710 N.W. Boca Raton Blvd., Suite 200, Boca Raton, Florida 33431 (“Seller”) and SAGEMARK ROCKVILLE, LLC, a New York limited liability company with offices at 344 Grant Avenue, Woodmere, NY 11598 (the “Rockville Buyer”), and SAGEMARK FOREST, LLC, a New York limited liability company with offices at 344 Grant Avenue, Woodmere, NY 11598 (the “Queens Buyer”) (the Rockville Buyer and the Queens Buyer hereinafter collectively referred to as the “Buyer”).

WITNESSETH:

WHEREAS, Seller is the owner of a 51% membership interest (the “Rockville Centre Equity Interest”) in Premier P.E.T. of Long Island, LLC (the “Rockville Centre LLC”) and an 80% membership interest (the “Queens Equity Interest”) in P.E.T. Management of Queens, LLC (the “Queens LLC”); and

WHEREAS, Buyer wishes to purchase from Seller, and Seller is willing to sell to Buyer, its aforementioned Rockville Centre Equity Interest and Queens Equity Interest (collectively, the “Equity Interests”), all on and subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, promises, and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.    Sale of the Equity Interests.

1.1. Sale and Purchase of the Equity Interests. Upon and subject to the terms and conditions hereinafter set forth in this Agreement, Seller hereby agrees to sell, assign and transfer to the Rockville Buyer and the Queens Buyer, as applicable, on the Closing Date (hereinafter defined), and the Rockville Buyer and the Queens Buyer, as applicable, hereby agree to purchase from Seller on the Closing Date, the Rockville Centre Equity Interest and the Queens Equity Interest, for and in consideration of the purchase prices set forth in Sections 1.2 and 1.3 hereof, respectively, and subject to the liens and security interests of the Equipment Lenders therein.

1.2. Purchase Price for the Rockville Centre Equity Interest. As and for the purchase price for the Rockville Centre Equity Interest (the “Rockville Centre Purchase Price”), the Rockville Buyer hereby agrees to pay to Seller the following:

(a)  Fifty Thousand Dollars ($50,000) upon the execution of this Agreement (the “Initial Cash Payment”), payable by check or by wire transfer to Seller’s account in accordance with wire transfer instructions to be provided to the Rockville Buyer on or prior to the date hereof.

(b)  An amount equal to Two Hundred Thousand Dollars ($200,000) less Seller’s legal fees referred to in Section 9.1(c) hereof (the “Rockville Centre Purchase Price Cash Balance”), payable on or before the Outside Date (hereinafter defined) by wire transfer to Seller’s account in accordance with wire transfer instructions to be provided by Seller to the Rockville Buyer prior to the Outside Date; and

(c)  Seventy-Five Thousand Dollars ($75,000) on or before March 1, 2008, by wire transfer to Seller’s account in accordance with wire transfer instructions to be provided by Seller to the Rockville Buyer prior to such date.

1.3.  Purchase Price for the Queens Equity Interest. As and for the purchase price for the Queens Equity Interest (the “Queens Purchase Price”), the Queens Buyer hereby agrees to pay to Seller the following:

(a)  An amount equal to twenty percent (20%) of the gross amount of all distributions received by the Queens Buyer from the Queens LLC in each month during the period commencing on the Closing Date and ending on the date of closing of any sale of the Queens LLC (whether by sale of all of the outstanding membership interests or assets of the Queens LLC), such amounts to be paid to Seller within ten (10) days after the Queens Buyer’s receipt thereof. The Queens Buyer and the Queens LLC will notify Seller of all such distributions made to its members during such period and the Queens Buyer will provide Seller with evidence of the payment therefor by the Queens LLC at each time that it remits payment of such amounts to Seller hereunder. Seller shall have the right, at any time during such period, to inspect the books and records of the Queens LLC relating to such distributions, such inspection to be conducted at Seller’s expense (except that if such inspection reveals that such distributions were received by the Queens Buyer and the aforementioned amounts that should have been paid to Seller when due were not paid, the Queens Buyer shall reimburse Seller for such inspection costs); and

(b)  all amounts in excess of $300,000 of management fees payable to the Queens LLC as of the Closing Date pursuant to turnkey license and services agreements between the Queens LLC and the professional corporations which are parties thereto (the “Excess Fees”). Such Excess Fees shall be paid to Seller, when, as and if such Excess Fees are received by the Queens Buyer; and

(c)  an amount equal to Seven Hundred Fifty Thousand Dollars ($750,000), less any amounts received by Seller pursuant to subsection (a) above, from and subject to the receipt of proceeds by either the Queens LLC and/or the members thereof from any sale of the assets of the Queens LLC or the sale of the outstanding membership interests owned by the members of the Queens LLC. Such amount will be paid to Seller within five (5) days after the closing of any such sale.

1.4.  Transfer Taxes. To the extent that there are any transfer or similar taxes or charges payable with respect to the transfer by Seller of the Equity Interests to the Rockville Buyer and the Queens Buyer, as applicable, such payment will be the responsibility of the Rockville Buyer and the Queens Buyer, as applicable, and will be paid at the Closing (hereinafter defined), or otherwise when due.

1.5.  Membership Certificates. On the Closing Date, Seller will deliver the original membership certificates evidencing Seller’s ownership of the Equity Interests (the “Certificates”) to the Rockville Buyer and the Queens Buyer, as applicable.

1.6.  Consents. The Rockville Buyer and the Queens Buyer, as applicable, acknowledge that each of them will be required to deliver to Seller on or before the Outside Date consents to the transactions contemplated by this Agreement from each of the members of the Rockville Centre LLC and the Queens LLC, as applicable (the “Member Consents”). The Rockville Buyer and the Queens Buyer, as applicable, will use their best efforts to obtain, prior to the Outside Date, consents to the release of Sagemark under the Lease Agreements referred to in Section 2.4 hereof, as applicable (the “Landlord Consents”). In the event that either or both of the Landlord Consents are not obtained by the Outside Date, as aforesaid, the Rockville Buyer and the Queens Buyer, as applicable, will indemnify and hold Sagemark harmless from any liability, loss, obligation, cost or expense incurred by Sagemark under either of such Lease Agreements from and after the Closing Date. Sagemark will, under any such circumstances, retain the right to receive the return of any security deposit made under such Lease Agreements when, as and if such deposits are returnable in accordance with the terms of such agreements.

2.    Assumption of Indebtedness and Obligations.

2.1.  Cancellation of Rockville Centre Indebtedness. Seller will deliver to the Rockville Buyer on and subject to the Closing Date, an instrument in form and substance reasonably satisfactory to the Rockville Buyer (the “Sagemark RC Debt Release Instrument”), signed by Seller and The Sagemark Companies Ltd. (“Sagemark”), canceling all indebtedness of the Rockville Centre LLC to Sagemark and Seller.

2.2.  Cancellation of Queens Center Indebtedness. Seller will deliver to the Queens Buyer on and subject to the Closing Date, an instrument in form and substance reasonably satisfactory to the Queens Buyer (the “Sagemark Queens Debt Release Instrument”), signed by Seller and Sagemark, canceling all indebtedness of the Queens LLC to Sagemark and Seller.

2.3.  Equipment Debt Assumption by Buyer. On and subject to the Closing Date, the Rockville Buyer and the Queens Buyer, as applicable, will obtain and deliver to Seller from those entities which leased the PET diagnostic imaging equipment to the Rockville Centre LLC and the Queens LLC and/or Sagemark and/or affiliates of Seller (collectively, the “Equipment Lenders”), on or before the Outside Date (a) assignment and assumption agreements, or similar documents, signed by both the Rockville Buyer and the Queens Buyer, as applicable, and the Equipment Lenders (and Seller and/or Sagemark and/or any third party, as guarantors thereunder, if necessary) (the “Assignment and Assumption Agreements”), pursuant to which all of the outstanding indebtedness of Seller, Sagemark and all affiliates thereof to the Equipment Lenders (collectively, the “Equipment Debt”) will be assigned to and assumed by the Rockville Buyer and the Queens Buyer, as applicable and/or the Rockville Centre LLC and/or the Queens LLC and (b) consents to the transfer of the Equity Interests to the Rockville Buyer and the Queens Buyer, as applicable, subject to the liens of such lenders therein.

2.4.  Post-Closing Responsibility for LLC Indebtedness and Obligations. Buyer acknowledges that, in addition to the Equipment Debt, Sagemark is the lessee under Lease Agreements with independent landlords pursuant to which the Rockville PET Center and the Queens PET Center premises are leased (such Lease obligations, together with the Equipment Debt, are collectively referred to herein as the “LLC Debt Obligations”). From and after the Closing Date, the Rockville Buyer will be responsible for such obligations with respect to the Rockville Centre LLC and the Queens Buyer will be responsible for such obligations with respect to the Queens LLC.

2.5.  Restrictive Covenant Obligations. By its execution hereof, Sagemark hereby agrees to be bound by the applicable non-compete provisions of the Operating Agreements of the Rockville Centre LLC and the Queens LLC.

3.    The Closing.

3.1. Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Seller on February 11, 2008 (the “Closing Date”), or on such later date or at such other location on which Seller and Buyer may mutually agree in writing. In the event that the Closing does not occur on February 11, 2008, Seller or Buyer may terminate this Agreement, upon notice to the other.

3.2. Closing Conditions. Seller’s and Buyer’s obligations to consummate the transactions contemplated by this Agreement on the Closing Date are subject to and conditioned upon the following:

(a)  Delivery to Buyer, in form and substance satisfactory to Buyer, of all of the documents and instruments referred to in Section 6 hereof; and

(b)  delivery to Seller, in form and substance satisfactory to Seller, of all of the documents and instruments referred to in Section 7 hereof; and

(c)  receipt by Seller of the Initial Cash Payment in accordance with the provisions of Section 1.2(a) hereof; and

(d)  the accuracy and completeness, on the Closing Date, of all of Buyer’s and Seller’s representations and warranties set forth in Sections 4 and 5 hereof.

4.    Representations and Warranties of Seller. Seller represents and warrants to Buyer, as follows:

4.1.  Organization and Standing. Seller is a corporation, validly existing, and in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and to carry on its business as presently conducted.

4.2. Authority; Binding Obligation. Seller has all requisite power and authority necessary for, and has taken all required action with respect to, the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and this Agreement, when executed and delivered by Seller, will constitute a valid and legally binding obligation of Seller, enforceable in accordance with its terms, except (i) as the same may be limited by bankruptcy, insolvency, reorganization, moratorium, or other laws affecting generally the enforcement of creditors’ rights and by the effect of rules governing the availability of equitable remedies, and (ii) as rights to indemnity or contribution may be limited under federal or state securities laws or by principles of public policy thereunder.

4.3. No Conflict. Seller has the right, power, legal capacity and authority to enter into and perform its obligations under this Agreement. Neither the authorization, execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby will violate any provision of the Certificate of Incorporation of Seller or violate or be in conflict with or constitute, with or without the passage of time or the giving of notice, either a default under any judgment, order, writ, decree, instrument, document or other agreement to which Seller is a party or by which it is bound, or an event which will create rights of acceleration, termination, cancellation, default or loss of rights thereunder, or result in the creation of any lien, claim, charge or encumbrance upon the Equity Interests, except as to the lien and security interest created in favor of Seller pursuant to Section 2.4 hereof.

4.4. Ownership of the Equity Interests. The Rockville Centre Equity Interest represents a fifty-one percent (51%) equity interest in the Rockville Centre LLC and the Queens Equity Interest represents an eighty percent (80%) equity interest in the Queens LLC. Seller is the owner of record and beneficial owner of the Equity Interests and will sell and transfer the Equity Interests to the Rockville Buyer and the Queens Buyer, as applicable, on and subject to the Closing Date, subject to receipt of the Rockville Centre Purchase Price Cash Balance as provided herein, free and clear of all liens, claims or encumbrances of any kind (except for the existing lien and security interest of the Equipment Lenders therein).

4.5. No Litigation. Seller is not subject to any injunction, writ, judgment, order or decree of any court or governmental or other body which in any way relates to this Agreement or the transactions contemplated hereby. Seller is not a party or otherwise subject to any action, suit or proceeding in any way relating to this Agreement or the transactions contemplated hereby nor, to the best knowledge of Seller, is any such action, suit or proceeding threatened against Seller. There is no action, suit or proceeding by Seller relating in any way to this Agreement or the transactions contemplated hereby currently pending or which Seller intends to initiate.

4.6. Broker’s or Finder’s Fees. Seller has not engaged or dealt with any broker, finder, or other person or entity who is entitled to any brokerage fee, commission or other compensation as a result of the execution of this Agreement and/or the consummation of the transactions contemplated hereby.

4.7.  Effective Operating Agreements. To the best of Seller’s knowledge, the Operating Agreements of the Rockville Centre LLC and the Queens LLC, as amended through the date hereof, are in full force and effect and Seller is not in default thereunder; nothing contained in this Agreement shall affect any obligation of Seller under either of such Operating Agreements that, by the terms thereof, survive the sale of the Equity Interests hereunder and the termination of Seller’s status as a member of either the Rockville Centre LLC or the Queens LLC (including the indemnification provisions thereunder).

4.8. No Other Representations or Warranties. Except as provided in this Section 4, Seller has made no other representation or warranty to Buyer under or in connection with this Agreement or the transactions contemplated hereby.

5.    Representations and Warranties of Buyer. Buyer represents and warrants to
Seller as follows:

5.1. Organization and Standing. The Rockville Buyer and the Queens Buyer are limited liability companies, duly organized, validly existing, and in good standing under the laws of the State of New York with full power and authority to own, lease, and operate its properties and to carry on its business as currently conducted.

5.2. Authority; Binding Obligation. Buyer has all requisite power and authority necessary for, and has taken all required action with respect to, the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and this Agreement, when executed and delivered by Buyer, will constitute a valid and legally binding obligation of Buyer, enforceable in accordance with its terms, except (i) as the same may be limited by bankruptcy, insolvency, reorganization, moratorium, or other laws affecting generally the enforcement of creditors‘ rights and by the effect of rules governing the availability of equitable remedies, and (ii) as rights to indemnity or contribution may be limited under federal or state securities laws or by principles of public policy thereunder.

5.3. No Conflict. Buyer has the right, power, legal capacity and authority to enter into and perform its obligations under this Agreement. Neither the authorization, execution, delivery and performance of this Agreement nor the consummation of any of the transactions contemplated hereby will violate any provision of the Certificate of Formation of Buyer or violate or be in conflict with or constitute, with or without the passage of time or the giving of notice, either a default under any judgment, order, writ, decree, instrument, document or other agreement to which Buyer is a party or by which it is bound, or an event which will create rights of acceleration, termination, cancellation, default or loss of rights thereunder, or result in the creation of any lien, claim, charge or encumbrance upon the Equity Interests, except as to the lien and security interest in favor of the Equipment Lenders.

5.4. No Litigation. Buyer is not subject to any injunction, writ, judgment, order or decree of any court or governmental or other body which in any way relates to this Agreement or the transactions contemplated hereby. Buyer is not a party or otherwise subject to any action, suit, or proceeding in any way relating to this Agreement or the transactions contemplated hereby nor, to the best knowledge of Buyer, is any such action, suit, or proceeding threatened against Buyer. There is no action, suit or proceeding by Buyer relating in any way to this Agreement or the transactions contemplated hereby currently pending or which Buyer intends to initiate.

5.5. Investment Representation. The Equity Interests are being acquired by the Rockville Buyer and the Queens Buyer, as applicable, for their own account, for investment purposes only, and not with a view to the resale or any distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). Buyer understands and acknowledges that the Equity Interests are not registered under the Act, and that resale of the Equity Interests can only be made if registered or made in accordance with applicable exemptions or registration under the Act and otherwise in compliance with the Operating Agreements of the Rockville Centre LLC and the Queens LLC.

5.6. Broker’s or Finder’s Fees. Buyer has not engaged or dealt with any broker, finder, or other person or entity who is entitled to any brokerage fee, commission or other compensation as a result of the execution of this Agreement and/or the consummation of the transactions contemplated hereby.

5.7. Compliance with Obligations. The Rockville Buyer will cause the Rockville Centre LLC to timely make all payments and meet all other obligations under or with respect to the LLC’s Debt Obligations as to the Rockville Centre LLC and the Queens Buyer will cause the Queens LLC to timely make all payments and meet all other obligations under or with respect to the LLC’s Debt Obligations as to the Queens LLC so as to assure that neither Seller, Sagemark, nor any of their affiliated entities will have any obligation or responsibility thereunder, from and after the Closing Date.

5.8. No Other Representations or Warranties. Except as provided in this Section 5, Buyer has made no other representation or warranty to Seller under or in connection with this Agreement or the transactions contemplated hereby.

6.    Documents to be Delivered by Buyer at the Closing. Buyer will deliver the following documents to Seller at the Closing:

6.1.  Payment by the Rockville Buyer of the Initial Cash Payment pursuant to Section 1.2(a) hereof; and

6.2. such other certificates, documents and instruments required by this Agreement to be delivered by Buyer, or as Seller or its counsel may otherwise reasonably request, consistent with the provisions of this Agreement.

7.    Documents to be Delivered by Seller at the Closing. Seller will deliver the following documents to Buyer at the Closing:

7.1.  The original Certificates to the Rockville Buyer and the Queens Buyer, as applicable;

7.2.  the Sagemark RC Debt Release Instrument and the Sagemark Queens Debt Release Instrument signed by Seller and Sagemark (in form and substance satisfactory to the Rockville Buyer and the Queens Buyer, as applicable); and

7.3.  such other certificates, documents and instruments required by this Agreement to be delivered by Seller, or as Buyer or its counsel may otherwise reasonably request, consistent with the provisions of this Agreement.

8.    Termination of Agreement Prior to Closing.

8.1. Termination Right. This Agreement may be terminated prior to the Closing Date as follows:

(a) By mutual written consent of the parties hereto; or

(b)  by Seller or Buyer, as applicable, in the event that any of the conditions specified in Section 3.2 hereof are not satisfied or waived by the Closing Date.

8.2. Remedies. The termination of this Agreement by Buyer or Seller under Section 8.1 above shall be Buyer’s or Seller’s, as the case may be, sole and exclusive remedy therefor and thereafter, neither Buyer nor Seller shall have any further rights or obligations under this Agreement.

9.     Termination of Agreement Post Closing.

9.1.  Conditions Subsequent. Notwithstanding any provision of this Agreement to the contrary, if any of the following documents or instruments are not obtained and delivered to Seller (or waived by Seller) by February 19, 2008 (or any later date approved by Seller) (the “Outside Date”), Seller may terminate this Agreement, in which case (i) Seller will refund the Initial Cash Payment to Buyer and (ii) Buyer will return the Certificates to Seller (with appropriate transfer documentation):

(a)  Payment to Seller of the Rockville Centre Purchase Price Cash Balance;

(b) The Assignment and Assumption Agreements signed by the Rockville Buyer and the Queens Buyer, as applicable, the Equipment Lenders, and all other parties thereto (in form and substance satisfactory to Seller); and

(c)  Payment to Robert L. Blessey, Esq. of $35,000 representing Seller’s legal fees incurred in connection with the transactions contemplated by this Agreement.

9.2. Remedies. The termination and other rights set forth in Section 9.1 above shall be Buyer’s or Seller’s, as the case may be, sole and exclusive remedy and, t hereafter, neither Buyer nor Seller shall have any further rights or obligations under this Agreement.

10.    Indemnification.

10.1.  Indemnification by Buyer. Notwithstanding the Closing of the transactions contemplated by this Agreement, Buyer shall indemnify and fully defend, save and hold harmless (i) Seller (ii) any affiliate of Seller (i.e., any person or entity which directly or indirectly controls, or is under common control with, or is controlled by, Seller, including, without limitation, Sagemark), and (iii) each of Seller’s and Sagemark’s directors, officers, shareholders, agents, professionals, and employees (individually a “Seller Indemnitee” or collectively, the “Seller Indemnitees”) if and to the extent any Seller Indemnitee shall at any time or from time to time after the Closing, suffer any damage, liability, loss, cost, expense (including all reasonable attorneys’ fees and expenses), interest, penalty, imposition, assessment or fine (collectively, the “Seller Losses”) arising out of or resulting from, or shall pay or become obligated to pay any sum on account of, any of the Buyer’s Events of Breach. As used herein, “Buyer’s Events of Breach” shall be and mean any one or more of the following:

(a) Any untruth or inaccuracy in any representation or warranty of Buyer or the breach of any representation, warranty, covenant or obligation of Buyer contained in this Agreement or in any certificate, document or instrument delivered to Seller hereunder; or

(b) any failure of Buyer to perform or observe any term, provision, obligation, covenant or agreement contained in this Agreement; or

(c)  any obligation or liability of the Rockville Centre LLC and/or the Queens LLC from and after the Closing Date.

10.2.  Procedures for Indemnification by Buyer. If, with respect to a third party, Buyer’s Events of Breach occurs or is alleged and a Seller Indemnitee asserts that Buyer has become obligated to such Seller Indemnitee pursuant to Section 10.1 hereof (a “Seller Indemnity Claim”), or if any suit, action, investigation, claim or proceeding (a “Proceeding”) is begun, made or instituted by a third party as a result of which Buyer may become obligated to a Seller Indemnitee hereunder, such Seller Indemnitee shall give written notice promptly to Buyer. The failure to so notify Buyer shall not, however, release Buyer from any obligation or liability it may have to such Seller Indemnitee under such Section unless such failure materially prejudices Buyer. Buyer agrees to defend, contest or otherwise protect the Seller Indemnitee against any Seller Indemnity Claim or Proceeding at Buyer’s sole cost and expense. The Seller Indemnitee shall have the right, but not the obligation, to participate at its own expense in the defense thereof by counsel of the Seller Indemnitee’s choice and shall in any event cooperate with and assist Buyer to the extent reasonably possible in connection therewith. If Buyer fails timely to defend, contest or otherwise protect against such Seller Indemnity Claim or Proceeding, the Seller Indemnitee shall have the right to do so, including, without limitation, the right to make any compromise or settlement thereof, and the Seller Indemnitee shall be entitled to recover the entire cost thereof from Buyer, including, without limitation, reasonable attorneys’ fees, disbursements and amounts paid as the result of such Seller Indemnity Claim or Proceeding, and Buyer shall be bound by any determination made with respect to such Seller Indemnity Claim or Proceeding or any compromise or settlement effected by the Seller Indemnitee with respect thereto. If Buyer assumes the defense of any Seller Indemnity Claim or Proceeding, (a) it will be conclusively established for purposes of this Agreement that the claims made in that Seller Indemnity Claim or Proceeding are within the scope of and subject to indemnification hereunder, (b) no compromise or settlement of such claims may be effected by Buyer without the Seller Indemnitee’s written consent unless (i) there is no finding or admission of any violation of federal, state, local or municipal or other administrative order, law, ordinance, principal of common law, regulation, statute or any violation of the rights of any person and no effect on any other claims that may be made against the Seller Indemnitee and (ii) the sole relief provided is monetary damages that are paid in full by Buyer; and (c) the Seller Indemnitee will have no liability with respect to any compromise or settlement of such claims effected by Buyer.

10.3.  Successors and Assigns. All of the rights and obligations of Seller and Buyer pursuant to this Section 10 are subject to the Closing of the transactions which are the subject of this Agreement, shall survive the Closing of the transactions contemplated by this Agreement and shall apply to and bind each and every successor and assign of Buyer.

11.    Public Announcements. Buyer shall not make or disseminate any public filing or announcement concerning this Agreement or any of the transactions herein contemplated without Seller’s prior written consent. Buyer acknowledges that Sagemark is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and Seller may make or disseminate public filings and/or announcements concerning this Agreement or any of the transactions herein contemplated as may be otherwise required by applicable law, rule or regulation. Buyer shall keep confidential and not disclose to any person (other than its attorneys, accountants, and advisers) or use any non-public information with respect to Seller obtained by Buyer in connection herewith, unless and until such information shall be publicly disclosed or disseminated by Seller.

12.    Miscellaneous.

12.1. Sole Agreement. This Agreement constitutes the sole and entire agreement between the parties hereto in respect of the transactions contemplated hereby and supersedes all prior agreements, arrangements, understandings, representations and warranties relating to the subject matter hereof. No amendment, change in, or modification to this Agreement shall be binding unless in writing and signed by the party to be bound thereby.

12.2. Notices. All notices, consents, demands, requests, and other communications required or permitted to be given hereunder (the “Notices”) shall be in writing and shall be deemed to have been duly given on the same day if delivered personally, receipt acknowledged, or by facsimile transmission (with original to follow by first class mail),or by nationally recognized overnight courier service for next business day delivery, or three (3) days after mailing if mailed by certified mail, return receipt requested, addressed to the parties as follows (or to such other address as a party may designate as to itself by Notice to the other parties):

(a) If to Seller, to it at its address set forth on the first page of this Agreement, to the attention of its President, with a copy to:

Robert L. Blessey, Esq.
c/o Gusrae Kaplan Bruno & Nusbaum, PLLC
120 Wall Street
New York, New York 10005

-and-

George W. Mahoney, Chief Financial Officer
The Sagemark Companies Ltd.
4710 N.W. Boca Raton Boulevard, Suite 200
Boca Raton, FL 33431

(b) If to Buyer, to it at the address set forth on the first page of this Agreement.

12.3. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York with respect to contracts made and to be fully performed therein, without regard to the conflicts of laws principles thereof, except as to applicable Federal and state securities laws. The parties hereto hereby agree that any action, suit or proceeding arising under this Agreement shall be brought solely in a Federal or state court located in the City, County and State of New York, except for any action, suit or proceeding seeking an equitable remedy hereunder which may be brought in any court of competent jurisdiction. By their execution hereof, the parties hereto hereby consent and irrevocably submit to the in personam jurisdiction of the Federal and state courts located in the City, County and State of New York and agree that any process in any action, suit or proceeding commenced in such courts under this Agreement may be served upon them personally or by certified or registered mail, return receipt requested, or by Federal Express or other courier service, with the same force and effect as if personally served upon them in the City, County and State of New York. The parties hereto each waive any claim that any such jurisdiction is not a convenient forum for any such action, suit or proceeding and any defense of lack of in personam jurisdiction with respect thereto.

12.4. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies upon or by reason of this Agreement on any persons other than the parties and signatories hereto, Sagemark and the Seller Indemnitees, and their respective successors and permitted assigns, nor is this Agreement, or any of the parties’ rights or obligations hereunder, assignable absent the written consent of the non-assigning parties.

12.5. Counsel. The parties to this Agreement hereby acknowledge that they have been represented by separate counsel in connection with the negotiations and execution of this Agreement. Buyer has agreed to pay Seller’s legal fees in connection with the transactions contemplated by it in accordance with Section 9.1(c) hereof.

12.6. Severability. Any provision of this Agreement which is determined to be invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability without affecting in any way the remaining provisions hereof.

12.7. Headings. The Section headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of said Sections.

12.8.  Further Assurances. The parties hereto hereby agree that, at any time and from time to time upon the reasonable request of the other party hereto, they shall do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, such further acts, deeds, assignments, transfers, conveyances and assurances as may be reasonably required to more effectively consummate this Agreement and the transactions contemplated thereby or to confirm or otherwise effectuate the provisions of this Agreement, including, without limitation, any documents or instruments, if any, that may be required or requested by any of the Equipment Lenders with respect to their security interests in the Equity Interests.

12.9. Expenses. Except as provided below in this Section, the parties hereto shall bear all of their own costs and expenses in connection with the negotiation, preparation, execution and performance of this Agreement. In any action, suit or proceeding brought by any party hereto to enforce any provision of this Agreement, the prevailing party shall be entitled to recover all costs and expenses incurred by it in connection with such action, suit or proceeding, including, but not limited to, all attorneys’ fees and disbursements.

12.10. Confidentiality. All information or documentation contained in this Agreement, or otherwise marked or confirmed in writing by any of the parties hereto as being “confidential information”, shall be kept confidential by those parties hereto receiving such information or documentation and shall not be used by any of such receiving parties otherwise than as herein contemplated except to the extent that (i) such information or documentation is now or hereafter becomes available in the public domain, (ii) it is or hereafter becomes lawfully obtainable from other sources or was disclosed prior to the date of this Agreement, (iii) it is necessary or appropriate to disclose to the Securities Exchange Commission or any other regulatory authority having jurisdiction over the parties or their subsidiaries or as may otherwise be required by law, or (iv) to the extent such duty as to confidentiality is waived by any of the parties disclosing such information or documentation. In the event of the termination of this Agreement, each party receiving such information or documentation shall use all reasonable efforts to return, upon request of the applicable party hereto, all such confidential information and documentation (and reproductions thereof) received from such other parties (and, in the case of reproductions, all such reproductions made by the receiving party).

12.11. Third Party Beneficiaries. This Agreement shall not confer any rights or obligations upon any person or entity other than the parties hereto and their respective successors and permitted assigns, except that the Seller Indemnitees shall be deemed to be express third party beneficiaries of Section 10 of this Agreement.

12.12. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to each of the other parties hereto.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first written.

ATTEST:	PREMIER P.E.T. IMAGING INTERNATIONAL, INC.

/s/ Judah Wernick	By: /s/ Ron Lipstein
Ron Lipstein, President and Chief Executive Officer
Print Name

WITNESS:	SAGEMARK ROCKVILLE, LLC

/s/ Judah Wernick	By: /s/ Judah Wernick
Member
/s/ Stephanie Pernal

WITNESS:	SAGEMARK FOREST, LLC

/s/ Judah Wernick	By: /s/ Judah Wernick
Member
/s/ Stephanie Pernal

AGREED TO AND ACCEPTED THIS 11TH DAY OF FEBRUARY 2008 ONLY AS TO SECTIONS 1.3(a), 1.3(b), 1.3(c) AND 12 HEREOF

ATTEST:	P.E.T. MANAGEMENT OF QUEENS, LLC

/s/ Judah Wernick	By: /s/ Ron Lipstein
Managing Member

AGREED TO AND ACCEPTED THIS 11TH DAY OF FEBRUARY 2008 ONLY AS TO SECTIONS 2.4 AND 12 HEREOF

ATTEST:	THE SAGEMARK COMPANIES LTD.

/s/ Judah Wernick	By: /s/ Ron Lipstein
Ron Lipstein, President and Chief Executive Officer